UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2007 (March 21, 2007)
King Pharmaceuticals, Inc.
(Exact name of registrant as specified in charter)

Tennessee	001-15875	54-1684963

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Fifth Street, Bristol, Tennessee	37620

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 FORM OF OPINION AND NONSTATUTORY STOCK OPTION AGREEMENT
EX-10.2 FORM OF RESTRICTED STOCK CERTIFICATE AND RESTRICTED STOCK GRANT AGREEMENT
EX-10.3 FORM OF LONG-TERM PERFORMANCE UNIT AWARD AGREEMENT
EX-10.4 FORM OF LONG-TERM PERFORMANCE UNIT AWARD AGREEMENT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 21, 2007, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of King Pharmaceuticals, Inc. (“King”) approved the 2007 Executive Management Incentive Award (the “2007 EMIA”), which contains the parameters under which certain executives of King will be eligible to receive cash incentive awards for performance during the 2007 fiscal year.
     Under the 2007 EMIA, adopted pursuant to the King Pharmaceuticals, Inc. Incentive Plan, awards to executive officers (as defined by the Securities Exchange Act of 1934 and referred to in this document as “Executive Officers”) and other executives who report to the Chief Executive Officer will be based upon accomplishment of one or two financial objectives (“Financial Objectives”). Awards to other EMIA Participants (as defined below) will be based upon accomplishment of Financial Objectives and approximately four individual operational objectives (“Operational Objectives”).
     Executives having the title of Vice President or a more senior title as of March 21, 2007 are eligible to participate in the 2007 EMIA, including all Executive Officers (each such person being an “EMIA Participant”). The Committee may establish an EMIA for other persons who become Executive Officers after March 21, 2007, and the Chief Executive Officer may establish an EMIA for other persons who become EMIA Participants after March 21, 2007, in each case with certain limitations as described in the 2007 EMIA.
     Under the terms of the 2007 EMIA, the Committee has established and approved all Financial Objectives and must approve any amendments to those objectives. The Committee has also approved the specific weighting of the Financial Objectives for the Executive Officers and must approve any amendments thereto. Potential EMIA awards for Executive Officers are based upon prospective financial goals, the accomplishment of which was substantially uncertain at the time of their establishment. For EMIA Participants who are not Executive Officers, the Chief Executive Officer or his designee must approve (1) the weighting of their Financial Objectives, based upon each EMIA Participant’s ability to impact the accomplishment of those objectives, and (2) their Operational Objectives, and any amendments to either of these items.
     Payment of any 2007 EMIA award is contingent upon the Committee’s determination that the applicable Financial Objectives have been met, and at what achievement level those objectives have been met. In addition, payment of any 2007 EMIA award shall be contingent upon either the Committee’s or the Chief Executive Officer’s (or his designee’s) determination, as appropriate, that the EMIA Participant has satisfied the applicable achievement level with respect to his or her Operational Objectives.
     In order to receive a 2007 EMIA award, the EMIA Participant must continue to be employed by King on December 31, 2007, except in the case of death, disability or approved retirement.

     The Committee, in its discretion, may reduce or eliminate any EMIA award if it determines such action to be in the best interests of King. The Committee may also, at any time, amend or terminate the 2007 EMIA program.
     On March 21, 2007, the Committee also approved a merit salary increase for Brian A. Markison, King’s President and Chief Executive Officer, effective immediately, in recognition of his contributions to King since August 2005, the time of Mr. Markison’s most recent base salary adjustment. Mr. Markison’s salary was increased to $950,000, an increase of $125,000.
     On March 21, 2007, the Committee also approved the following revised form documents to be used pursuant to the Company’s Incentive Plan: Form of Option Certificate and Nonstatutory Stock Option Agreement; Form of Restricted Stock Certificate and Restricted Stock Grant Agreement; Form of Long-Term Performance Unit Award Agreement — One Year Performance Cycle; and Form of Long-Term Performance Unit Award Agreement — Three Year Performance Cycle, all attached hereto as exhibits. The forms were revised to eliminate the requirement for a manual signature by the grant recipient.

Item 9.01	Financial Statements and Exhibits.
            (d) Exhibits
10.1	Form of Option Certificate and Nonstatutory Stock Option Agreement

10.2	Form of Restricted Stock Certificate and Restricted Stock Grant Agreement

10.3	Form of Long-Term Performance Unit Award Agreement — One Year Performance Cycle

10.4	Form of Long-Term Performance Unit Award Agreement — Three Year Performance Cycle

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2007	KING PHARMACEUTICALS, INC.
	By:	/s/ Joseph Squicciarino
Joseph Squicciarino Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Form of Option Certificate and Nonstatutory Stock Option Agreement

10.2	Form of Restricted Stock Certificate and Restricted Stock Grant Agreement

10.3	Form of Long-Term Performance Unit Award Agreement — One Year Performance Cycle

10.4	Form of Long-Term Performance Unit Award Agreement — Three Year Performance Cycle